Exhibit 10.3

Amendment No. 1 to the

Management Stockholder’s Agreement

This Amendment No. 1 (this “Amendment”) to the Management Stockholder’s Agreement, dated as of [●], 201[●] (the “Management Stockholder’s Agreement”), is dated as of [●], 2016, between the undersigned person (the “Management Stockholder”) and US Foods Holding Corp., a Delaware corporation f/k/a USF Holding Corp. (the “Company”). Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Management Stockholder’s Agreement.

WHEREAS, the Management Stockholder has received Awards, including Options to purchase shares of Common Stock and Restricted Stock Units pursuant to the terms set forth in the Management Stockholder’s Agreement and the terms of the Plan and the Award Agreements; and

WHEREAS, the Parties desire to amend the Management Stockholder’s Agreement to permit the Board to, in its sole discretion, either waive the transfer restrictions set forth in the Management Stockholder’s Agreement or cause the Company to purchase the Stock and the Options from the Management Stockholder Entity in the event of a termination of the Management Stockholder’s employment with the Company as a result of his or her death or Permanent Disability after the occurrence of a Public Offering in lieu of the Management Stockholder Entity’s right set forth in Section 4 of the Management Stockholder’s Agreement to sell the shares of Stock and the Options to the Company in the event termination of the Management Stockholder’s employment with the Company as a result of his or her death or Permanent Disability.

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. The first sentence of Section 2(a), regarding transfer restrictions, is hereby amended to read in its entirety as follows:

“(a) The Management Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any of the shares of Common Stock issuable upon exercise of Options (the “Option Stock”) or any of the shares of Common Stock issuable upon vesting of the Restricted Stock Units (the “RSU Stock”; together with the Option Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as provided in this Section 2(a) below and Sections 3 and 4 hereof.”

2. Section 4(d), regarding the effect of a Change of Control, is hereby amended to read in its entirety as follows:

“(d) Effect of Change in Control or Public Offering. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control or Public Offering, this Section 4 shall terminate and be of no further force or effect upon the occurrence of such Change in Control or

Public Offering; provided; however, that in lieu of the rights of the Management Stockholder Entity set forth in this Section 4 hereof to sell the Stock and Options to the Company, if the Management Stockholder’s employment with the Company is terminated due to such Management Stockholder’s death or Permanent Disability, the Board, in its sole discretion, shall within 10 business days of written notice from the Management Stockholder Entity of the Management Stockholder’s termination of employment with the Company due to his or her death or Permanent Disability, either elect to (i) waive the restrictions on transfer contained in Section 3(a) hereof with respect to such shares of Stock and Options or (ii) cause the Company purchase the Stock and Options from the Management Stockholder Entity as follows: (1) with respect to the Stock, at the Section 4 Repurchase Price and (2) with respect to the vested Options then held by the applicable Management Stockholder Entity, for an amount equal to the product of (x) the excess, if any, of the Section 4 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the foregoing Option Excess Price described in (x) is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof. In addition, and for the avoidance of doubt, all unvested Options shall be terminated and cancelled without any payment therefor.

3. The Management Stockholder’s Agreement as amended hereby constitutes the entire agreement among the Parties with respect to all Awards and Stock received by Management Stockholder from the Company and supersedes all prior and contemporaneous agreements, discussions, understandings and negotiations, whether written or oral, with respect to the foregoing.

4. The Management Stockholder’s Agreement shall remain in full force and effect except as specifically amended hereby.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

US FOODS HOLDING CORP.

By:
Name:
Title:

MANAGEMENT STOCKHOLDER

Name: